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                                  EXHIBIT 20.1

                         MAP OF THE COMPANY'S PARCELS IN
                        DOWNTOWN PROVIDENCE, RHODE ISLAND

      The map in Form 10-KSB is a plan of a portion of downtown Providence, Rhode Island, which indicates those parcels owned by the Company in that area known as "Capital Center" and immediately adjacent thereto. A legend contains the Parcel Number, the Parcel Size and the Development on the Parcels as follows:

PARCEL NO.          SQUARE FEET
----------          -----------
CAPITAL             PARCEL SIZE                          DEVELOPMENT OF PARCELS
CENTER

   2                   92,000
   3S                  48,000....................        13 Story Office Building -
                                                          235,000 gross square feet
   3W                  35,000
   3E                  24,000
   4W                  46,000
   4E                  22,000
   5                   54,000....................        8 Story Luxury Apartment Building -
                                                                454,000 gross square feet
   6                  276,000
   7A                  76,000....................        330 Car Public Parking Garage
   8                   36,000....................        4 Story Office Building - 114,000 gross
                                                           square feet
   9                   72,000

OUTSIDE
CAPITAL
CENTER
  20                   20,500